Exhibit 99.1

- PRESS RELEASE -

White Mountains Completes Sale of NSM

HAMILTON, Bermuda, August 1, 2022 /PRNewswire/ -- White Mountains Insurance Group, Ltd. (NYSE: WTM) (“White Mountains”) announced today that it has completed the sale of NSM Insurance Group to investment funds affiliated with global investment firm Carlyle (NASDAQ: CG).

White Mountains is in a quiet period until second quarter earnings are released.

Contact:
Rob Seelig
+1 (603) 640-2212
ir@whitemountains.com